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                                 NON-QUALIFIED
                            STOCK OPTION AGREEMENT
                                      OF
                        RENAISSANCE GOLF PRODUCTS, INC.


     THIS NON-QUALIFIED STOCK OPTION AGREEMENT, hereinafter referred to as the "Option" or the "Agreement," is made as of September 15, 1997, between RENAISSANCE GOLF PRODUCTS, INC., a Delaware corporation (hereinafter referred to as the "COMPANY"), and KURT A. MOORE (the "OPTIONEE"), at 12187 South Business Park Drive, Draper, Utah 84020.

     The Board of Directors of the COMPANY hereby grants an option on 150,000 shares of Common Stock of the COMPANY ("Common Stock") to the OPTIONEE at the price and in all respects subject to the terms, definitions and provisions of the Agreement.

     1.   OPTION PRICE.  The option price is $1.25 per share.

     2.   EXERCISE OF OPTION.

          2.1 Right to Exercise. The Options shall be exercisable by the OPTIONEE, his personal representative, or his assignee, in whole or in part in accordance with the terms of this Agreement and is exercisable from on or after six months before the date 10 years from the date of grant through the date 10 years from the date of grant, (the later being the "Terminal Date"), subject to early termination as provided in Section 4. However, portions of such Options shall be exercisable earlier if the following conditions are satisfied: (i) 50,000 of the Options shall be exercisable after March 31, 1999 on the condition that the Company's sales, as reported in its quarterly and annual filings with the Securities and Exchange Commission total at least $8,000,000 during the period from January 1, 1998 through December 31, 1998; (ii) 50,000 of the Options shall be exercisable after March 31, 2000 on the condition that the Company's sales, as reported in its quarterly and annual filings with the Securities and Exchange Commission total at least $12,000,000 during the period from January 1, 1999 through December 31, 1999; and (iii) 50,000 of the Options shall be exercisable after March 31, 2001 on the condition that the Company's sales, as reported in its quarterly and annual filings with the Securities and Exchange Commission total at least $18,000,000 during the period from January 1, 2000 through December 31, 2000.

          2.2 Method of Exercise. This Option shall be exercisable by a written notice which shall:

               (a) State the election to exercise the Option, the number of shares in respect of which it is being exercised, the person in whose name the shares are to be issued (if the shares are issued to individuals), the names, addresses and Social Security Numbers of such persons; and

               (b) Contain such representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as are required by law or as may be satisfactory to the COMPANY's counsel; and

               (c) Be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the OPTIONEE, be accompanied by proof, satisfactory to counsel for the COMPANY, of the right of such person or persons to exercise the Option; and

               (d) Be accompanied by a payment for the purchase price of those shares with respect to which the Option is being exercised in the form of cash or check. The certificate or

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certificates for shares of Common Stock as to which the Option shall be exercised shall be registered in the name of the person or persons exercising the Option.

          2.3 Restrictions on Exercise. As a condition to his exercise of this Option, the COMPANY may require the person exercising this Option to comply with applicable laws or regulations.

     3. TRANSFERABILITY OF OPTION. This Option may be transferred in any manner by will or the laws of descent or distribution and may be exercised during the lifetime of the OPTIONEE by an assignee of the OPTIONEE.

     4.   TERMINATION OF OPTION.

          4.1 Early Termination. The Option and all rights granted hereunder to the extent such rights shall not have been exercised, shall terminate and become null and void on the Terminal Date or sooner if OPTIONEE ceases to be in the continuous employ of the COMPANY (whether by resignation, retirement, dismissal, or otherwise), except that: (a) in the event of termination of employment for any reason other than as provided in Section 4(b), OPTIONEE may at any time within a period of three months after the options become exercisable, exercise the Option granted hereunder to the extent such Option was exercisable by OPTIONEE on the date of the termination of such employment or the date of option becomes exercisable pursuant to Provision 4.2; and (b) in the event of the permanent disability of OPTIONEE while in the employ of the COMPANY, the Option granted hereunder, to the extent that OPTIONEE was entitled to exercise such Option on the date of OPTIONEE's disability, may be exercised within one year after such termination as a result of disability by OPTIONEE or the person or persons to whom OPTIONEE's rights under the Option granted hereby shall pass by will or by the applicable laws of descent and distribution. Notwithstanding anything herein to the contrary, however, the Option and all rights herein granted shall in all events terminate and become null and void 10 years from the date of this Agreement.

          4.2 Pro-rata Exercise. In the event OPTIONEE's Terminal Date occurs in the last quarter of a calendar year during which a portion of the Option may become exercisable upon the achievement of annual sales goals, OPTIONEE shall receive an early exercise right as to the pro-rata portion of the Option representing the portion of the year worked by OPTIONEE before the Terminal Date, based upon a 365 day year, provided the annual sales goal is achieved. The exercise right as to the pro-rata portion of the Option must be exercised within 90 days of April 1 following the year of OPTIONEE's Terminal Date. In the event OPTIONEE's Terminal Date occurs in any of the first three quarters of any calendar year during which a portion of the Option may become exercisable upon the achievement of annual sales goals, OPTIONEE shall not be entitled to an early exercise right on any portion of the Option for the Terminal Date year.

     5. STOCK SUBJECT TO THE OPTION. The COMPANY shall set aside shares of Common Stock, which it now holds as authorized and unissued shares, in an amount equal to the number of shares which will be issued upon the exercise of this Option. If the Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased shares which were subject thereto shall be free from any restrictions occasioned by this Option Agreement. If the COMPANY has been listed on a stock exchange, the COMPANY will not be required to issue or deliver any certificate or certificates for shares to be issued hereunder until such shares have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange on which outstanding shares of the same class may then be listed and until the COMPANY has taken such steps as may, in the opinion of counsel for the CORPORATION, be required by law and applicable regulations, including the rules and regulations of the Securities and Exchange Commission, and state blue sky laws and regulations, in connection with the issuance or sale of such shares, and the listing of such shares on each such exchange. The COMPANY will use its best efforts to comply with any such requirements forthwith upon the exercise of the Option.

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     6.   NO ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR STOCK SPLITS. Neither
the number of shares subject to the Option nor the exercise price shall be subject to adjustment upon a change in capitalization, stock split, or under any other circumstances.

     7. NOTICES. Each notice relating to this Agreement shall be in writing and delivered in person or by certified mail to the proper address. Each notice shall be deemed to have been given on the date it is received. Each notice to the COMPANY shall be addressed to it at its principal office at 12187 South Business Park Drive, Suite 100, Draper, Utah 84020, or to its then primary business address, to the attention of the Secretary of the COMPANY. Each notice to the OPTIONEE or other person or persons then entitled to exercise the Option shall be addressed to the OPTIONEE or such other person or persons at the OPTIONEE's address set forth in the heading of this Agreement. Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect.

     8. BENEFITS OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon each successor of the COMPANY. All obligations imposed upon the OPTIONEE and all rights granted to the COMPANY under this Agreement shall be binding upon the OPTIONEE's heirs, legal representatives, and successors. This Agreement shall be the sole and exclusive source of any and all rights which the OPTIONEE, his heirs, legal representatives, or successors may have in respect to the Plan or any options or Common Stock granted or issued thereunder, whether to him, or herself, or to any other person.

     9. RESOLUTION OF DISPUTES. Any dispute or disagreement which should arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement will be determined by the Board of Directors of the COMPANY. Any determination made hereunder shall be final, binding, and conclusive for all purposes.

     IN WITNESS WHEREOF, the COMPANY and the OPTIONEE have caused this Agreement to be executed as of the day, month and year first above-written.


COMPANY:                                OPTIONEE: /s/ Kurt A. Moore
                                                  ------------------------------
RENAISSANCE GOLF PRODUCTS, INC.                   KURT A. MOORE
a Delaware corporation


By: /s/ John B. Hewlett                 (CORPORATE SEAL)
    ---------------------------
    JOHN B. HEWLETT,
    Chief Executive Officer

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